As filed with the Securities and Exchange Commission on September 5, 2017

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________
HOOPER HOLMES, INC.
(Exact name of registrant as specified in its charter)

New York	22-1659359
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

560 N. Rogers Rd.
Olathe, Kansas	66062
(Address of principal executive offices)	(Zip Code)
HOOPER HOLMES, INC.
2011 OMNIBUS EMPLOYEE INCENTIVE PLAN
(Full title of the Plan)

Henry E. Dubois
Chief Executive Officer
Hooper Holmes, Inc.
560 N. Rogers Rd
Olathe, Kansas 66062
(913) 764-1045
(Name, address and telephone number of agent for service)

Copy to:
Peter Mirakian III, Esq.
Spencer Fane LLP
1000 Walnut Street, Suite 1400
Kansas City, MO 64106
(816) 474-8100
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer    [ ]                Accelerated filer         [ ]

Non-accelerated filer     [ ]                Smaller reporting company    [X]

Emerging growth company [ ]

(Do not check if a smaller reporting company)
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.04 par value	3,016,667	$0.60	$1,810,000.20	$209.78

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of any stock split, stock dividend, recapitalization or other similar transaction.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low sales prices of Hooper Holmes, Inc. Common Stock as reported on the OTCQX on August 30, 2017 (i.e., $0.60).

REGISTRATION OF ADDITIONAL SECURITIES
Hooper Holmes, Inc. (the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 on August 15, 2011 (File No. 333-176309), as amended by Post-Effective Amendment No. 1 filed on May 23, 2014, a Registration Statement on Form S-8 filed on May 23, 2014 (File No. 333-196231), and a Registration Statement on Form S-8 filed on July 13, 2016 (File No. 333-212509) (collectively, as amended, the “Prior Registration Statement”), relating to shares of the Company’s common stock, par value $0.04 per share (the “Common Stock”), to be offered and sold under the 2011 Omnibus Employee Incentive Plan (as amended, the “Plan”). The contents of the Prior Registration Statement are incorporated by reference in this Registration Statement pursuant to General Instruction E to Form S-8.
Currently, there are 633,333 shares of Common Stock registered for issuance under the Plan (inclusive of shares previously issued). The Company is hereby registering an additional 3,016,667 shares of Common Stock issuable under the Plan. Upon the effectiveness of this Registration Statement, the total number of shares of Common Stock registered for issuance under the Plan (inclusive of shares previously issued), will be 3,650,000. None of the shares of Common Stock being registered under this Registration Statement have been issued prior to the effectiveness of this Registration Statement.

Item 8.    Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1	Third Amended and Restated Hooper Holmes, Inc. 2011 Omnibus Employee Incentive Plan. (1)
5.1*	Opinion of Spencer Fane LLP, counsel for the Registrant, as to the legality of the shares of Common Stock being registered on this Registration Statement.
23.1*	Consent of Counsel (contained in Exhibit 5.1).
23.2*	Consent of Mayer Hoffman McCann, P.C., Independent Registered Public Accounting Firm.
23.3*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
___________________
* Filed herewith.

(1)	Incorporated by reference to the Registrant’s Proxy Statement for the Annual Meeting of Shareholders held on August 10, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on the 5th day of September, 2017.

HOOPER HOLMES, INC.

By:  /s/ Henry E. Dubois
Henry E. Dubois
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Hooper Holmes, Inc., a New York corporation (the “Corporation”), hereby constitute and appoint Henry E. Dubois and Steven Balthazor and each of them, the true and lawful agents and attorneys‑in‑fact of the undersigned with full power and authority in said agents and attorneys‑in‑fact, and in any one or more of them, to sign for the undersigned and in their respective names as officers and as directors of the Corporation, a Registration Statement on Form S‑8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of Common Stock, par value $0.04 per share, of the Corporation pursuant to options and other awards issued or to be issued under the Third Amended and Restated Hooper Holmes, Inc. 2011 Omnibus Employee Incentive Plan (or any and all amendments, including post‑effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorneys‑in‑fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S‑8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Henry E. Dubois Henry E. Dubois	Chief Executive Officer (Principal Executive Officer) and Director	August 31, 2017
/s/ Steven Balthazor Steven Balthazor	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 31, 2017
/s/ Ronald V. Aprahamian Ronald V. Aprahamian	Chairman of the Board	August 31, 2017
/s/ Paul Daoust Paul Daoust	Director	August 31, 2017
/s/ Larry Ferguson Larry Ferguson	Director	August 31, 2017
/s/ James Foreman James Foreman	Director	August 31, 2017
/s/ Thomas A. Watford Thomas A. Watford	Director	August 31, 2017

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Third Amended and Restated Hooper Holmes, Inc. 2011 Omnibus Employee Incentive Plan. (1)
5.1*	Opinion of Spencer Fane LLP, counsel for the Registrant, as to the legality of the shares of Common Stock being registered on this Registration Statement.
23.1*	Consent of Counsel (contained in Exhibit 5.1).
23.2*	Consent of Mayer Hoffman McCann, P.C., Independent Registered Public Accounting Firm.
23.3*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
________________
* Filed herewith.

(1)	Incorporated by reference to the Registrant’s Proxy Statement for the Annual Meeting of Shareholders held on August 10, 2017.